UNITED STATES OF AMERICA

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2020 (May 13, 2020)

CHEMUNG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-13888	16-1237038
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901

(Address of principal executive offices) (Zip Code)

(607) 737-3711

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	CHMG	Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.16e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Chemung Financial Corporation (Nasdaq: CHMG), held May 13, 2020, shareholders voted on three proposals. Chemung Financial Corporation’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2020 describes each proposal in detail. Each of the three proposals and vote counts are included below.

Proposal 1: Election of Directors

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Stephen M. Lounsberry III	3,258,251	256,029	737,628
Anders M. Tomson	3,394,263	120,017	737,628
G. Thomas Tranter Jr.	3,322,717	191,563	737,628
Larry H. Becker	3,374,745	139,536	737,628

Messrs. Lounsberry, Tomson, Tranter and Becker were elected.

Proposal 2: Approval of the Company’s Named Executive Officers’ Compensation (“Say-on-Pay”)

Say-on-Pay
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,049,084	403,876	61,320	737,628

The Company’s Named Executive Officers’ compensation was approved.

Proposal 3: Ratification of the Appointment of Crowe LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020

Votes For	Votes Against	Abstain
4,156,752	30,328	64,828

The appointment of Crowe LLP was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

May 13, 2020	By: Karl F. Krebs
/s/Karl F. Krebs
Karl F. Krebs
Chief Financial Officer and Treasurer